Exhibit 99.1
Five Point Holdings, LLC Reports Fourth Quarter and Year-End 2023 Results
Fourth Quarter 2023 and Recent Highlights
•Valencia sold 583 homesites on approximately 46 acres of land for a purchase price of $101.8 million.
•Great Park Venture closed two commercial land sales totaling approximately 38 acres for an aggregate purchase price of $174.2 million.
•Great Park Venture distributions and incentive compensation payments to the Company totaled $92.0 million.
•Valencia builder sales of 31 homes during the quarter.
•Great Park builder sales of 76 homes during the quarter.
•Consolidated revenues of $118.8 million; consolidated net income of $58.7 million.
•Cash and cash equivalents of $353.8 million as of December 31, 2023.
•Debt to total capitalization ratio of 24.0% and liquidity of $478.8 million as of December 31, 2023.
•On January 16, 2024, exchanged $623.5 million of existing 7.875% Senior Notes due November 2025 for $100.0 million in cash and $523.5 million in new 10.5% initial rate Senior Notes due January 2028.
2023 Highlights
•Valencia closed the sale of 729 homesites on approximately 72 acres of land for an aggregate purchase price of $162.4 million.
•Great Park Venture recognized land sale revenue of $532.0 million from the sale of 38 acres of commercial land and 798 homesites on approximately 84 acres of land.
•Great Park Venture distributions and incentive compensation payments to the Company totaled $195.8 million.
•Valencia builder sales of 297 homes during the year.
•Great Park builder sales of 628 homes during the year.
•Consolidated revenues of $211.7 million; consolidated net income of $113.7 million.
•Extended the maturity date of the Company’s $125.0 million unsecured revolving credit facility to April 2026.
Irvine, CA, January 18, 2024 (Business Wire) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), an owner and developer of large mixed-use planned communities in California, today reported its fourth quarter and year-end 2023 results.
Dan Hedigan, Chief Executive Officer, said, “We finished 2023 strong with consolidated net income for the quarter of $58.7 million, giving us consolidated net income for the year of $113.7 million and total cash and cash equivalents of $353.8 million as of year-end. This week we successfully settled our senior note exchange with a participation rate over 99%. Achieving these results in the face of a challenging economic and interest rate environment is a testament to our team’s focus on executing our key operating priorities: generating revenue, right-sizing our SG&A, and managing our capital spend. We will continue to closely monitor the market and interest rates; however, we believe that the ongoing housing supply shortage will help sustain strong demand for our land.”
Consolidated Results
Liquidity and Capital Resources
As of December 31, 2023, total liquidity of $478.8 million was comprised of cash and cash equivalents totaling $353.8 million and borrowing availability of $125.0 million under our unsecured revolving credit facility. Total capital was $2.0 billion, reflecting $3.0 billion in assets and $1.0 billion in liabilities and redeemable noncontrolling interests.
Results of Operations for the Three Months Ended December 31, 2023
Revenues. Revenues of $118.8 million for the three months ended December 31, 2023 were primarily generated from land sales at our Valencia segment. At Valencia we closed the sale of land entitled for an aggregate of 583 homesites on approximately 46 acres. The fixed base purchase price of $101.8 million was paid at closing.
Equity in earnings from unconsolidated entities. Equity in earnings from unconsolidated entities was $24.0 million for the three months ended December 31, 2023. The Great Park Venture generated net income of $81.1 million during the three months ended

December 31, 2023, and our share of the net income from our 37.5% percentage interest, adjusted for basis differences, was $25.9 million. Additionally, we recognized $1.9 million in loss from our 75% interest in the Gateway Commercial Venture.
During the three months ended December 31, 2023, the Great Park Venture closed two commercial land sales totaling approximately 38 acres for an aggregate purchase price of $174.2 million. After completing the land sale, the Great Park Venture made aggregate distributions of $22.6 million to holders of Legacy Interests and $193.1 million to holders of Percentage Interests. We received $72.4 million for our 37.5% Percentage Interest.
Selling, general, and administrative. Selling, general, and administrative expenses were $13.1 million for the three months ended December 31, 2023.
Net income. Consolidated net income for the quarter was $58.7 million. Net income attributable to noncontrolling interests totaled $29.0 million, resulting in net income attributable to the Company of $29.8 million. Net income attributable to noncontrolling interests represents the portion of income allocated to related party partners and members that hold units of the operating company and the San Francisco Venture. Holders of units of the operating company and the San Francisco Venture can redeem their interests for either, at our election, our Class A common shares on a one-for-one basis or cash. In connection with any redemption or exchange, our ownership of our operating subsidiaries will increase thereby reducing the amount of income allocated to noncontrolling interests in subsequent periods.
Results of Operations for the Twelve Months Ended December 31, 2023
Revenues. Revenues of $211.7 million for the twelve months ended December 31, 2023 were primarily generated from land sales at our Valencia segment. At Valencia we closed the sale of land entitled for an aggregate of 729 homesites on approximately 72 acres. The fixed base purchase price of $162.4 million was paid at closing.
Equity in earnings from unconsolidated entities. Equity in earnings from unconsolidated entities was $76.6 million for the twelve months ended December 31, 2023. The Great Park Venture generated net income of $250.6 million during the twelve months ended December 31, 2023, and our share of the net income from our 37.5% percentage interest, adjusted for basis differences, was $78.9 million. Additionally, we recognized $2.9 million in loss from our 75% interest in the Gateway Commercial Venture.
During the twelve months ended December 31, 2023, the Great Park Venture closed the sale of approximately 38 acres of land entitled for commercial use for an aggregate purchase price of $174.2 million and sold 798 homesites on approximately 84 acres of land at the Great Park Neighborhoods. For the homesite sale, the Great Park Venture recognized $357.8 million in revenue, consisting of $214.7 million paid at closing plus $143.1 million in revenue representing variable consideration from future price participation payments expected to be received when homes are sold to homebuyers. The Great Park Venture made aggregate distributions of $48.2 million to holders of Legacy Interests and $411.2 million to holders of Percentage Interests. We received $154.2 million for our 37.5% Percentage Interest.
Selling, general, and administrative. Selling, general, and administrative expenses were $51.5 million for the twelve months ended December 31, 2023.
Net income. Consolidated net income for the year was $113.7 million. Net income attributable to noncontrolling interests totaled $58.3 million, resulting in net income attributable to the Company of $55.4 million.
Conference Call Information
In conjunction with this release, Five Point will host a conference call on Thursday, January 18, 2024 at 5:00 p.m. Eastern Time. Dan Hedigan, Chief Executive Officer, and Kim Tobler, Chief Financial Officer, will host the call. Interested investors and other parties can listen to a live Internet audio webcast of the conference call that will be available on the Five Point website at ir.fivepoint.com. The conference call can also be accessed by dialing (877) 451-6152 (domestic) or (201) 389-0879 (international). A telephonic replay will be available starting approximately three hours after the end of the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13743863. The telephonic replay will be available until 11:59 p.m. Eastern Time on January 27, 2024.
About Five Point
Five Point, headquartered in Irvine, California, designs and develops large mixed-use planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include approximately 40,000 residential homes and approximately 23 million square feet of commercial space.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. Forward-looking statements include, among others, statements that refer to: our expectations of our future home sales and/or builder sales; the impact of inflation and interest rates; our future revenues, costs and financial performance, including with respect to cash generation and profitability; and future demographics and market conditions, including housing supply levels, in the areas where our communities are located. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.
Investor Relations:
Kim Tobler, 949-425-5211
Kim.Tobler@fivepoint.com
or
Media:
Eric Morgan, 949-349-1088
Eric.Morgan@fivepoint.com
Source: Five Point Holdings, LLC

FIVE POINT HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
REVENUES:
Land sales	$100,111	$270	$160,796	$913
Land sales—related party	—	2,983	595	7,512
Management services—related party	18,109	13,075	47,621	31,433
Operating properties	539	671	2,720	2,836
Total revenues	118,759	16,999	211,732	42,694
COSTS AND EXPENSES:
Land sales	66,684	(996)	105,651	(996)
Management services	7,751	7,889	22,170	20,261
Operating properties	1,846	2,433	6,167	8,230
Selling, general, and administrative	13,095	13,119	51,495	54,591
Restructuring	—	—	—	19,437
Total costs and expenses	89,376	22,445	185,483	101,523
OTHER INCOME (EXPENSE):
Interest income	2,688	381	7,230	826
Miscellaneous	(1,809)	(91)	(776)	245
Total other income	879	290	6,454	1,071
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	24,041	26,167	76,595	21,513
INCOME (LOSS) BEFORE INCOME TAX BENEFIT	54,303	21,011	109,298	(36,245)
INCOME TAX BENEFIT	4,434	1,487	4,418	1,471
NET INCOME (LOSS)	58,737	22,498	113,716	(34,774)
LESS NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	28,981	11,221	58,322	(19,371)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$29,756	$11,277	$55,394	$(15,403)

NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY PER CLASS A SHARE
Basic	$0.43	$0.16	$0.80	$(0.22)
Diluted	$0.39	$0.15	$0.76	$(0.23)
WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING
Basic	68,919,591	68,534,163	68,826,340	68,429,271
Diluted	145,331,135	144,630,573	145,131,125	68,430,212
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY PER CLASS B SHARE
Basic and diluted	$0.00	$0.00	$0.00	$(0.00)
WEIGHTED AVERAGE CLASS B SHARES OUTSTANDING
Basic and diluted	79,233,544	79,233,544	79,233,544	79,233,544

FIVE POINT HOLDINGS, LLC
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares)
(Unaudited)

	December 31, 2023	December 31, 2022
ASSETS
INVENTORIES	$2,213,479	$2,239,125
INVESTMENT IN UNCONSOLIDATED ENTITIES	252,816	331,594
PROPERTIES AND EQUIPMENT, NET	29,145	30,243
INTANGIBLE ASSET, NET—RELATED PARTY	25,270	40,257
CASH AND CASH EQUIVALENTS	353,801	131,771
RESTRICTED CASH AND CERTIFICATES OF DEPOSIT	992	992
RELATED PARTY ASSETS	83,970	97,126
OTHER ASSETS	9,815	14,676
TOTAL	$2,969,288	$2,885,784

LIABILITIES AND CAPITAL
LIABILITIES:
Notes payable, net	$622,186	$620,651
Accounts payable and other liabilities	81,649	94,426
Related party liabilities	78,074	93,086
Deferred income tax liability, net	7,067	11,506
Payable pursuant to tax receivable agreement	173,208	173,068
Total liabilities	962,184	992,737

REDEEMABLE NONCONTROLLING INTEREST	25,000	25,000
CAPITAL:
Class A common shares; No par value; Issued and outstanding: December 31, 2023—69,199,938 shares; December 31, 2022—69,068,354 shares
Class B common shares; No par value; Issued and outstanding: December 31, 2023—79,233,544 shares; December 31, 2022—79,233,544 shares
Contributed capital	591,606	587,733
Retained earnings	88,780	33,386
Accumulated other comprehensive loss	(2,332)	(2,988)
Total members’ capital	678,054	618,131
Noncontrolling interests	1,304,050	1,249,916
Total capital	1,982,104	1,868,047
TOTAL	$2,969,288	$2,885,784

FIVE POINT HOLDINGS, LLC
SUPPLEMENTAL DATA
(In thousands)
(Unaudited)

Liquidity

December 31, 2023
Cash and cash equivalents	$353,801
Borrowing capacity(1)	125,000
Total liquidity	$478,801
(1) As of December 31, 2023, no borrowings or letters of credit were outstanding on the Company’s $125.0 million revolving credit facility.

Debt to Total Capitalization and Net Debt to Total Capitalization

December 31, 2023
Debt(1)	$625,000
Total capital	1,982,104
Total capitalization	$2,607,104
Debt to total capitalization	24.0%

Debt(1)	$625,000
Less: Cash and cash equivalents	353,801
Net debt	271,199
Total capital	1,982,104
Total net capitalization	$2,253,303
Net debt to total capitalization(2)	12.0%
(1) For purposes of this calculation, debt is the amount due on the Company’s notes payable before offsetting for capitalized deferred financing costs.
(2) Net debt to total capitalization is a non-GAAP financial measure defined as net debt (debt less cash and cash equivalents) divided by total net capitalization (net debt plus total capital). The Company believes the ratio of net debt to total capitalization is a relevant and a useful financial measure to investors in understanding the leverage employed in the Company’s operations. However, because net debt to total capitalization is not calculated in accordance with GAAP, this financial measure should not be considered in isolation or as an alternative to financial measures prescribed by GAAP. Rather, this non-GAAP financial measure should be used to supplement the Company's GAAP results.

Segment Results
The following tables reconcile the results of operations of our segments to our consolidated results for the three and twelve months ended months ended December 31, 2023 (in thousands):

	Three Months Ended December 31, 2023
	Valencia	San Francisco	Great Park	Commercial	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$100,111	$—	$175,556	$—	$275,667	$—	$275,667	$(175,556)	$100,111
Land sales—related party	—	—	6,797	—	6,797	—	6,797	(6,797)	—
Management services—related party(2)	—	—	17,999	110	18,109	—	18,109	—	18,109
Operating properties	374	165	—	2,153	2,692	—	2,692	(2,153)	539
Total revenues	100,485	165	200,352	2,263	303,265	—	303,265	(184,506)	118,759
COSTS AND EXPENSES:
Land sales	66,684	—	71,399	—	138,083	—	138,083	(71,399)	66,684
Home sales	—	—	161	—	161	—	161	(161)	—
Management services(2)	—	—	7,751	—	7,751	—	7,751	—	7,751
Operating properties	1,846	—	—	856	2,702	—	2,702	(856)	1,846
Selling, general, and administrative	2,997	714	3,495	3,156	10,362	9,384	19,746	(6,651)	13,095
Management fees—related party	—	—	28,888	—	28,888	—	28,888	(28,888)	—
Total costs and expenses	71,527	714	111,694	4,012	187,947	9,384	197,331	(107,955)	89,376
OTHER (EXPENSE) INCOME:
Interest income	—	13	2,318	33	2,364	2,675	5,039	(2,351)	2,688
Interest expense	—	—	—	(702)	(702)	—	(702)	702	—
Miscellaneous	(21)	—	—	—	(21)	(1,788)	(1,809)	—	(1,809)
Total other (expense) income	(21)	13	2,318	(669)	1,641	887	2,528	(1,649)	879
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	62	—	363	—	425	—	425	23,616	24,041
SEGMENT PROFIT (LOSS)/INCOME BEFORE INCOME TAX BENEFIT	28,999	(536)	91,339	(2,418)	117,384	(8,497)	108,887	(54,584)	54,303
INCOME TAX BENEFIT	—	—	—	—	—	4,434	4,434	—	4,434
SEGMENT PROFIT (LOSS)/NET INCOME	$28,999	$(536)	$91,339	$(2,418)	$117,384	$(4,063)	$113,321	$(54,584)	$58,737
(1) Represents the removal of the Great Park Venture and Gateway Commercial Venture operating results, which are included in the Great Park segment and Commercial segment operating results at 100% of each venture’s historical basis, respectively, but are not included in our consolidated results as we account for our investment in each venture using the equity method of accounting.
(2) For the Great Park and Commercial segments, represents the revenues and expenses attributable to the management company for providing services to the Great Park Venture and the Gateway Commercial Venture, as applicable.

	Twelve Months Ended December 31, 2023
	Valencia	San Francisco	Great Park	Commercial	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$160,796	$—	$538,612	$—	$699,408	$—	$699,408	$(538,612)	$160,796
Land sales—related party	595	—	16,213	—	16,808	—	16,808	(16,213)	595
Management services—related party(2)	—	—	47,190	431	47,621	—	47,621	—	47,621
Operating properties	2,066	654	—	8,482	11,202	—	11,202	(8,482)	2,720
Total revenues	163,457	654	602,015	8,913	775,039	—	775,039	(563,307)	211,732
COSTS AND EXPENSES:
Land sales	105,651	—	237,148	—	342,799	—	342,799	(237,148)	105,651
Home sales	—	—	161	—	161	—	161	(161)	—
Management services(2)	—	—	22,170	—	22,170	—	22,170	—	22,170
Operating properties	6,167	—	—	3,488	9,655	—	9,655	(3,488)	6,167
Selling, general, and administrative	11,577	3,989	10,927	6,406	32,899	35,929	68,828	(17,333)	51,495
Management fees—related party	—	—	65,395	—	65,395	—	65,395	(65,395)	—
Total costs and expenses	123,395	3,989	335,801	9,894	473,079	35,929	509,008	(323,525)	185,483
OTHER INCOME (EXPENSE):
Interest income	—	22	7,490	58	7,570	7,208	14,778	(7,548)	7,230
Interest expense	—	—	—	(2,531)	(2,531)	—	(2,531)	2,531	—
Miscellaneous	1,012	—	—	—	1,012	(1,788)	(776)	—	(776)
Total other income (expense)	1,012	22	7,490	(2,473)	6,051	5,420	11,471	(5,017)	6,454
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	562	—	1,926	—	2,488	—	2,488	74,107	76,595
SEGMENT PROFIT (LOSS)/INCOME BEFORE INCOME TAX BENEFIT	41,636	(3,313)	275,630	(3,454)	310,499	(30,509)	279,990	(170,692)	109,298
INCOME TAX BENEFIT	—	—	—	—	—	4,418	4,418	—	4,418
SEGMENT PROFIT (LOSS)/NET INCOME	$41,636	$(3,313)	$275,630	$(3,454)	$310,499	$(26,091)	$284,408	$(170,692)	$113,716
(1) Represents the removal of the Great Park Venture and Gateway Commercial Venture operating results, which are included in the Great Park segment and Commercial segment operating results at 100% of each venture’s historical basis, respectively, but are not included in our consolidated results as we account for our investments in each venture using the equity method of accounting.
(2) For the Great Park and Commercial segments, represents the revenues and expenses attributable to the management company for providing services to the Great Park Venture and the Gateway Commercial Venture, as applicable.

The table below reconciles the Great Park segment results to the equity in earnings from our investment in the Great Park Venture that is reflected in the consolidated statements of operations for the three and twelve months ended December 31, 2023 (in thousands):

	Three Months Ended December 31, 2023	Twelve Months Ended December 31, 2023
Segment profit from operations	$91,339	$275,630
Less net income of management company attributed to the Great Park segment	10,248	25,020
Net income of the Great Park Venture	81,091	250,610
The Company’s share of net income of the Great Park Venture	30,409	93,979
Basis difference amortization, net	(4,534)	(15,032)
Equity in earnings from the Great Park Venture	$25,875	$78,947

The table below reconciles the Commercial segment results to the equity in loss from our investment in the Gateway Commercial Venture that is reflected in the consolidated statements of operations for the three and twelve months ended December 31, 2023 (in thousands):

	Three Months Ended December 31, 2023	Twelve Months Ended December 31, 2023
Segment loss from operations	$(2,418)	$(3,454)
Less net income of management company attributed to the Commercial segment	110	431
Net loss of the Gateway Commercial Venture	(2,528)	(3,885)
Equity in loss from the Gateway Commercial Venture	$(1,896)	$(2,914)